EXHIBIT 31.1

HERBST GAMING, LLC
CERTIFICATION PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, David D. Ross, as a person performing the equivalent function of principal executive officer and principal financial officer of Herbst Gaming, LLC, a Nevada limited liability company (the “Company”), certify that:

1.              I have reviewed this quarterly report of the Company;

2.              Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3.              Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this quarterly report;

4.              I am responsible for establishing and maintaining disclosure controls and procedures (as defined in the Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Company (but not Herbst Gaming, Inc., the Company’s predecessor) and I have:

a.              designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the Company is made known to me, particularly during this period in which the quarterly report is being prepared;

b.              designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under my supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.               evaluated the effectiveness of the Company’ disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.              disclosed in this report any change in the Company’s internal control over financial reporting that occurred during the Company’s most recent fiscal quarter (the Company’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and

5.              I have disclosed, based on my most recent evaluation, to persons performing the equivalent function of the Company’s auditors and the persons performing the equivalent function of the audit committee of the Company’s board of managers:

a.              all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for persons performing the equivalent function of the Company’s auditors any material weaknesses in internal controls; and

b.              any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

Date: November 15, 2010

HERBST GAMING, LLC

By:	/s/ DAVID ROSS
Name: David Ross
Title: Manager